NATIONWIDE LIFE INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215]

INDEX STRATEGY ENDORSEMENT

To Individual Single Purchase Payment Deferred Variable Annuity Contract with Index-Linked Strategies

ANY AMOUNT CREDITED TO A STRATEGY UNDER THIS INDEX STRATEGY ENDORSEMENT IS BASED ON THE PERFORMANCE OF THE LINKED MARKET INDEX OR LINKED MUTUAL FUND FOR THE CORRESPONDING INDEX STRATEGY AND IS SUBJECT TO THE TERMS, CONDITIONS AND LIMITATIONS DESCRIBED HEREIN.

THE INTERIM VALUE MAY REFLECT A NEGATIVE RETURN EVEN IF THE INDEX INCREASES, MAY REFLECT A POSITIVE RETURN EVEN IF THE INDEX DECREASES, AND MAY BE LOWER THAN THE AMOUNT AVAILABLE ON THE INDEX STRATEGY TERM DATE.

ANY STRATEGY SELECTED FOR INVESTMENT UNDER THIS INDEX STRATEGY ENDORSEMENT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENTS.

GENERAL INFORMATION REGARDING THIS ENDORSEMENT

This Index Strategy Endorsement (this “Endorsement”) is made a part of the Contract to which it is attached and is effective on the Date of Issue. To the extent any provisions contained in this Endorsement are contrary to or inconsistent with those of the Contract to which it is attached the provisions of this Endorsement will control.

Terms not defined or described in this Endorsement have the meaning given to them in the Contract.

This Endorsement and the calculations provided within are only applicable to the Index Strategies offered under this Endorsement.

DEFINITIONS

Adjusted Index Performance (AIP) - The percentage gain or loss in the Index Strategy Value at the end of the Strategy Term, calculated using the Crediting Factors applied to the Index Performance, prior to the application of the Protection Level. The calculation of the AIP is described in the Index Strategy Earnings section below.

Business Day - Each day the New York Stock Exchange is open for regular trading. A Business Day ends at the same time that regular trading on the New York Stock Exchange closes (typically 4:00 p.m. Eastern Time).

Daily Index Strategy Earnings Percentage - A percentage used to calculate Index Strategy Earnings on any day during a Strategy Term other than the Strategy Term End Date.

Elapsed Term - The length of time, expressed in whole and partial years, between the first day of the Strategy Term of a Strategy and a specific day during that Strategy Term.

Index - In general, a benchmark designed to track the performance of a defined portfolio of securities. The market index or mutual fund associated with an Index Strategy will, in part, determine the amount of any Index Strategy Earnings applied to a Strategy during a given Strategy Term.

Index Performance - The change in an Index Value, expressed as a percentage, between the first day of a Strategy Term and the last day of that Strategy Term. The Index Performance may be positive, negative, or equal to zero.

Index Strategy Basis - A value used to calculate the Index Strategy Value and the Index Strategy Earnings.

Index Strategy Earnings - On the Strategy Term End Date, the Index Strategy Earnings are equal to the Term End Index Strategy Earnings Percentage multiplied by the Index Strategy Basis. On any other day during a Strategy Term,

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Index Strategy Earnings are equal to the Daily Index Strategy Earnings Percentage multiplied by the Index Strategy Basis. Index Strategy Earnings are represented by a dollar amount and can be positive, negative, or equal to zero.

Index Strategy Minimum Nonforfeiture Rate(s) - The interest rate(s) used to calculate the Index Strategy Minimum Nonforfeiture Value. The Index Strategy Minimum Nonforfeiture Rate is calculated on the Date of Issue and on each Redetermination Date. The initial Index Strategy Minimum Nonforfeiture Rate is located on the Strategy Endorsement Specifications Page and will never be less than the Guaranteed Index Strategy Minimum Nonforfeiture Rate located on the Strategy Endorsement Specifications Page. The Index Strategy Minimum Nonforfeiture Rate may be equal to or less than the Fixed Strategy Minimum Nonforfeiture Rate.

Index Strategy Minimum Nonforfeiture Value (“Index Strategy MNV”) - The minimum value a Contract Owner is entitled to upon a full surrender of the Contract Value allocated to all Index Strategies with a 100% Protection Level and upon a full transfer out of all Index Strategies with a 100% Protection Level to an Index Strategy(ies) that does not offer an Index Strategy MNV. The calculation of the Index Strategy MNV is described in the Index Strategy Minimum Nonforfeiture Value section below.

Index Strategy Value - The value of an Index Strategy calculated at the end of each Business Day. The Index Strategy Value is equal to the Index Strategy Basis plus Index Strategy Earnings (which may be positive, negative, or equal to zero).

Index Value - On a Business Day, the closing value of the Index. For market Indexes, the closing value is provided to Nationwide by the Index provider. For mutual funds, the closing value is provided to Nationwide by the mutual fund’s investment adviser and reflects the mutual fund’s net asset value per share and reinvestment of dividends and other distributions as of the close of that Business Day (the total return value). The Index Values for the first day of the first Strategy Terms are shown on the Contract Specifications Page.

Term End Index Strategy Earnings Percentage - a percentage used to calculate Index Strategy Earnings on the Strategy Term End Date.

ENDORSEMENT PROVISIONS

Index Strategies

Nationwide reserves the right to add or remove any Index Strategies under this Endorsement. Any such changes will not impact Strategy Terms already in effect and will become effective on the first day of a new Strategy Term. The Index Strategies available for election may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.

If Contract Value is allocated to the same Index Strategy for Strategy Terms that began on different dates, those investments are considered separate Strategies for purposes of the Maximum Number of Strategies shown on the Contract Specifications Page and for calculating the values and Strategy Earnings under the Contract.

Crediting Factors

The Crediting Factors of each Index Strategy are:

•	an Index;

•	a Strategy Term;

•	a Protection Level;

•	a Participation Rate; and

•	a Strategy Spread.

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Each of these Crediting Factors is described below. The Crediting Factors associated with the Strategies that are available for investment as of the Date of Issue are shown on the Strategy Endorsement Specifications Page. Crediting Factors for future Strategies and Strategy Terms may vary.

Index

The Strategy Endorsement Specifications Page indicates the Index associated with each Strategy available on the Date of Issue. Different Indexes may be used for Strategies that are made available for investment in the future.

Subject to Interstate Insurance Product Regulation Commission approval, Nationwide may substitute the Index if any of the following events occur: (a) the Index is discontinued, (b) there is a substantial change to the calculation of the Index, (c) a mutual fund that is serving as an Index is liquidated or otherwise no longer exists or if its investment objectives, strategies, or risks substantially change, (d) Index Values are unavailable, (e) Nationwide’s permission or license to use an Index is revoked, (f) Nationwide is unable to hedge risks associated with the Index, or for any other reason approved by a regulator with jurisdiction over the operation of the Contract. If Nationwide substitutes an Index, the new Index will be similar in composition to the old Index. Nationwide will notify Contract Owners (and any assignee) of any substitutions.

Strategy Term

The Strategy Term represents the total maturity time of a Strategy, expressed in years. The length of the Strategy Term of each Strategy available on the Date of Issue is shown on the Strategy Endorsement Specifications Page and begins on the Date of Issue. The Strategy Term for a Strategy will not change for as long as we offer that Strategy. Strategy Terms for newly-created Strategies that are made available for investment after the Date of Issue will be no shorter than the Minimum Strategy Term shown on the Strategy Endorsement Specifications Page and will be no longer than the Maximum Strategy Term also shown on the Strategy Endorsement Specifications Page.

Protection Level

The Protection Level is a percentage that is used to determine the amount of downside protection on negative Strategy Earnings for a given Strategy Term. The Protection Level associated with each Strategy available on the Date of Issue is shown on the Strategy Endorsement Specifications Pages. The Protection Level for a Strategy will not change for as long as we offer that Strategy. Protection Levels for newly-created Strategies that are made available for investment after the Date of Issue will never be less than the Minimum Protection Level shown on the Strategy Endorsement Specifications Page.

Participation Rate

The Participation Rate is a percentage that represents the proportion of the performance of the Index that is reflected in the Adjusted Index Performance. The Strategy Endorsement Specifications Page indicates the Initial Participation Rate associated with each Strategy available on the Date of Issue. The Initial Participation Rate shown on the Strategy Endorsement Specifications Page for a Strategy is guaranteed for the first Strategy Term only. A new Participation Rate will be declared prior to, and become effective on, the beginning of each Strategy Term thereafter. Each new Participation Rate is guaranteed only for the Strategy Term for which it is declared. However, for any Strategy available for investment on the Date of Issue, the Participation Rate is also guaranteed to never be less than the Minimum Participation Rate shown on the Strategy Endorsement Specifications Page for the applicable Strategy. Minimum Participation Rates will be declared for newly-created Strategies that are made available for investment after the Date of Issue. The Participation Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.

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Strategy Spread

The Strategy Spread is an annual percentage rate that is deducted when calculating Strategy Earnings. The initial Strategy Spread associated with each Strategy available on the Date of Issue is shown on the Strategy Endorsement Specifications Page and is guaranteed for the first Strategy Term only. A new Strategy Spread will be declared prior to, and will become effective on, the beginning of each Strategy Term thereafter. Each new Strategy Spread is guaranteed only for the Strategy Term for which it is declared. However, for any Strategy, the Strategy Spread is also guaranteed to never be greater than the Strategy’s initial Strategy Spread for this Contract plus the Maximum Strategy Spread Increase shown on the Strategy Endorsement Specifications Page. The Strategy Spread for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.

Index Values

If for any reason, an Index Value on a Business Day is not provided to Nationwide, the Index Value on that Business Day will be the most recent Index Value provided to Nationwide on a previous Business Day. On a day other than a Business Day, the Index Value for an Index will be the Index Value for the previous Business Day. If an Index provider later publishes an Index Value for a Business Day when the Index Value was not provided to Nationwide or was otherwise not available Nationwide will recalculate the impacted transactions and Contract Values according to the Index Value provided to Nationwide by the Index provider. This recalculation could result in changes to transactions, Index Values, and Contract Values that occurred when an Index Value was not published by an Index provider.

Index Strategy Basis

On the first day of a Strategy Term, the Index Strategy Basis of an Index Strategy equals the amount allocated to the Index Strategy.

On any day during a Strategy Term other than the Strategy Term End Date, the Index Strategy Basis is equal to the Index Strategy Basis on the first day of the Strategy Term minus adjustments for any partial withdrawals (including any applicable CDSC and MVA), fees, or premium taxes that occurred during the Strategy Term and increased by the same percentage of any adjustment to the Index Strategy Value under any applicable death benefit under the Contract.

Partial withdrawals, fees, and premium taxes reduce the Index Strategy Basis in the same proportion that the partial withdrawal, fee, or premium tax reduced the Index Strategy’s Index Strategy Value on the date the transaction occurs. Specifically, the reduction to an Index Strategy’s Index Strategy Basis is calculated as follows:

Total partial withdrawal, fee, and/or premium tax deducted from Index Strategy Value on a specific date	X	Index Strategy Basis on the date of the transaction
Index Strategy Value on the date of the transaction

On the Strategy Term End Date, after the Index Strategy Value is calculated, the Index Strategy Basis is reset to equal the Index Strategy Value that is calculated on that date.

The Index Strategy Basis is not a cash value under the Contract and cannot be surrendered.

Index Strategy Earnings

On the Strategy Term End Date, Index Strategy Earnings equal the Index Strategy Basis on the Strategy Term End Date times the Term End Index Strategy Earnings Percentage. The Term End Index Strategy Earnings Percentage is based on the Adjusted Index Performance. The Term End Index Strategy Earnings Percentage is equal to the greater of:

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1) The Adjusted Index Performance on the Strategy Term End Date; and

2) The Protection Level minus 1.

The Adjusted Index Performance can be calculated as A - B, where:

A = Participation Rate times the Index Performance

B = The Index Strategy Spread times the Length of the Strategy Term in years

On any Business Day other than the Strategy Term End Date, Index Strategy Earnings are calculated using the Daily Index Strategy Earnings Percentage applied to the Index Strategy Basis. The Daily Index Strategy Earnings Percentage is equal to the greater of:

1)	The Protection Level minus 1; and

2)

The daily pre-protection level strategy earnings percentage, which is the percentage gain or loss in the Index Strategy Value from the start of the Strategy Term to the calculation date prior to applying the Protection Level, and is calculated on any given day during the Strategy Term as follows:

A + Fixed Income Proxy - C - 1, defined as follows:

A = A proxy of the fair value, expressed as a percentage, as of the current date, of financial instruments that represent Nationwide’s obligation to provide the Term End Index Strategy Earnings Percentage on the Strategy Term End Date

Fixed Income Proxy - (1 - B) ((T - t) / T), where:

B =

A proxy of the fair value, expressed as a percentage, as of the first day of the Strategy Term, of financial instruments that represent Nationwide’s obligation to provide the Term End Index Strategy Earnings Percentage on the Strategy Term End Date

t = Time elapsed since the first day of the Strategy Term, in years

T = Strategy Term length

C = Trading Cost, which is calculated as the greater of:

Zero; or

the Trading Cost Rate as set forth in the Strategy Endorsement Specifications Page multiplied by (T-t).

The valuation of the financial instruments is based on standard methods for valuing derivatives and based on inputs from third party vendors, whenever possible. The methodology used to value these financial instruments is determined solely by Nationwide and may vary from other estimated valuations or the actual selling price of identical financial instruments. The Participation Rate, Protection Level and Strategy Spread apply in the calculation of the Daily Index Strategy Earnings Percentage, but not to the same extent that they do when used in the calculation of the Term End Index Strategy Earnings Percentage. Instead, when calculating the Daily Index Strategy Earnings Percentage, Nationwide calculates a fair market value of the financial instruments that represent Nationwide’s obligation to provide the Participation Rate, Protection Level and Strategy Spread.

Index Strategy Earnings can be positive, negative, or equal to zero.

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Nationwide uses the following derivatives in its fair value methodology when calculating item B above. Note that for the 100% Protection Level, only the first of these options is used:

•

Call Option (CO) – an option to buy a position in the Index on the Strategy Term End Date at the strike price of [1 + (Strategy Spread) x (Strategy Term) / (Participation Rate)]. On a Term End Date, the Call Option’s value is equal to the {Index Performance - [(Strategy Spread) x (Strategy Term) / (Participation Rate)]}, but no less than 0.

•

First Put Option (FPO) – an option to sell a position in the Index on the Strategy Term End Date at the strike price of {1 + [(Protection Level – 1) + (Strategy Spread) x (Strategy Term)] / (Participation Rate)}. On a Term End Date, the First Put’s value is equal to {[(Protection Level – 1) + (Strategy Spread) x (Strategy Term )] / (Participation Rate) - Index Performance}, but no less than 0.

•

Second Put Option (SPO) – an option to sell a position in the Index on the Strategy Term End Date at the strike price of [1 + (Strategy Spread) x (Strategy Term) / (Participation Rate)]. On a Term End Date, the Second Put’s value is equal to [(Strategy Spread) x (Strategy Term) / (Participation Rate) - Index Performance], but no less than 0.

The proxy fair value for Index Strategies is calculated as follows:

•	For Index Strategies with a 100% Protection Level, the proxy fair value is equal to: Participation Rate x CO.

•	For other Index Strategies, the proxy fair value is equal to: Participation Rate x (CO + FPO – SPO).

Market Inputs

Nationwide uses the following market inputs to value the derivatives:

•	Index Performance

•	Strike price – the strike price varies by each derivative as follows:

•	For the Call Option (CO), the strike price is equal to [1 + (Strategy Spread) x (Strategy Term) / (Participation Rate)].

•	For the First Put Option (FPO), the strike price is equal to {1 + [(Protection Level – 1) + (Strategy Spread) x (Strategy Term)] / (Participation Rate)}

•	For the Second Put Option (SPO), the strike price is equal to [1 + (Strategy Spread) x (Strategy Term) / (Participation Rate)]

•

Risk-free Rate – interest rate derived using option quotes from Bloomberg or another independent third-party financial institution. Linear interpolation is used to derive the rate corresponding to the exact Time Remaining needed for the input.

•

Dividend Yield – For price return indexes, the implied dividend rate for the entire Index derived using option quotes from Bloomberg or another independent third-party financial institution. Linear interpolation is used to derive the rate corresponding to the exact Time Remaining needed for the input. For excess return indexes this is based on the risk-free rate. For strategies linked to a total return Index, the Dividend Yield is zero.

•

Volatility – implied option volatility using quotes from Bloomberg or another independent third-party financial institution. The quotes may be approximated using observed option prices. Direct sources for implied volatility are generally not available because options in the marketplace do not directly align with the time remaining in the Strategy Term and strike prices for each of the hypothetical derivatives underlying the calculation of Index Strategy Value for each Index Strategy. For each derivative, linear interpolation is used to derive the volatility corresponding to the exact moneyness and Time Remaining needed for the input.

•	Time Remaining – the number of days remaining in the Strategy Term divided by 365.25

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For any Business Day when a value needed to calculate the Daily Index Strategy Earnings Percentage is unavailable, Nationwide will use the unavailable value’s previous Business Day’s value to calculate the Daily Index Strategy Earnings Percentage. If a third-party that provides these values later provides a value for a Business Day when the value was not provided to Nationwide or was otherwise not available, Nationwide will recalculate the impacted transactions and Contract Values according to the value provided to Nationwide. This recalculation could result in changes to transactions and Contract Values that occurred when a value was not provided by the third-party provider.

For Indexes where third-party option quotes are not publicly available, Nationwide may use values from its own option transactions and known index properties (such as target volatility) and current or prior contractual hedging agreements to determine an input.

Performance Lock

On any Business Day during a Strategy Term other than the Strategy Term End Date, if an Index Strategy’s Index Strategy Value exceeds its Strategy Basis multiplied by its Protection Level, the Contract Owner may transfer such Index Strategy’s Index Strategy Value to the Fixed Strategy (such request is called a “Performance Lock”). When a Performance Lock is requested, the Index Strategy Value transferred to the Fixed Strategy will be the Index Strategy Value at the end of the Business Day on which the Performance Lock request is received by Nationwide. If the Performance Lock request is received by Nationwide on a day that is not a Business Day, or after the close of a Business Day, Nationwide will use the next Business Day’s Index Strategy Value.

Only the full Index Strategy Value can be locked in. Requests to lock in partial amounts of an Index Strategy’s Index Strategy Value will not be accepted.

If there is no Contract Value allocated to the Fixed Strategy and a Performance Lock is requested, the date the Index Strategy Value is transferred into the Fixed Strategy is considered the first day of the Fixed Strategy’s Strategy Term and the Strategy Term End Date will be the next Contract Anniversary. The Fixed Strategy Rate that is applicable to the value transferred to the Fixed Strategy via a Performance Lock request is the Fixed Strategy Rate that was set at the beginning of the Contract Year in which the Performance Lock is made.

If a Performance Lock is requested within 45 days prior to a Contract Anniversary, the Contract Owner will not receive notification of the available Strategies and applicable Crediting Factors 30 days prior to the Fixed Strategy’s Strategy Term End Date as stated in the Transfers section of the Contract. Instead, the following will apply:

•	If the Performance Lock is requested via Nationwide’s website or by telephone, the Contract Owner will receive the available Strategies and Crediting Factors at the time of the request; or

•	If the Performance Lock is requested by mail, the Contract Owner will need to contact Nationwide for the available Strategies and applicable Crediting Factors prior to the Strategy Term End Date.

If no election is made prior to the Fixed Strategy’s Strategy Term End Date the amount allocated to the Fixed Strategy will remain in the Fixed Strategy for the next Strategy Term.

Index Strategy Minimum Nonforfeiture Value (“Index Strategy MNV”)

At issue, the Index Strategy MNV is equal to the total premium allocated to all Index Strategies with 100% Protection Levels, multiplied by the Nonforfeiture Purchase Payment Factor. The Nonforfeiture Purchase Payment Factor is located on the Strategy Endorsement Specifications Pages.

Thereafter, the Index Strategy MNV is increased by:

1)	Interest credited at the applicable Index Strategy Minimum Nonforfeiture Rate;

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2)

Transfers from an Index Strategy that does not offer Index Strategy MNV (the Nonforfeiture Purchase Payment Factor is applied to the Index Strategy Value transferred to the Index Strategy offering Index Strategy MNV); and

3)	Transfers from the Fixed Strategy (the proportionate Fixed Strategy MNV is transferred to the Index Strategy MNV).

Thereafter, the Index Strategy MNV is decreased by:

1)	Transfers to an Index Strategy that does not offer Index Strategy MNV (the Index Strategy MNV is reduced by the Strategy Value transferred);
2)	Transfers to the Fixed Strategy (the proportionate Index Strategy MNV is transferred to the Fixed Strategy MNV); and
3)	The amount of any withdrawals.

If the Index Strategy Value of all Index Strategies that offer Index Strategy MNV is zero, the Index Strategy MNV is defined to be zero. The Index Strategy MNV can never be less than zero.

The Index Strategy MNV may be greater than or less than both the Surrender Value attributable to that particular Index Strategy or the amount of the full transfer out of it.

Upon a full transfer out of the Index Strategy(ies) that offers Index Strategy MNV, the following occurs:

1)	For amounts transferred to investment options under the Contract where minimum nonforfeiture does not apply, the amount transferred to the investment options will be the greater of:

a)	the Index Strategy Value applied proportionately; or
b)	the Index Strategy MNV, applied proportionately.

2)	For amounts transferred to the Fixed Strategy:

a)	the amount transferred will be the Index Strategy Value, applied proportionately; and
b)	the amount transferred to the Fixed Strategy MNV will be the Index Strategy MNV, applied proportionally.

Upon full surrender of all Index Strategies that offer Index Strategy MNV, the Contract Owner will receive the greater of:

1)	the portion of the Surrender Value attributable to those Strategies; or
2)	the Index Strategy Minimum Nonforfeiture Value.

Any paid-up annuity, cash Surrender Value or Death Benefit that may become payable from any Index Strategies that offer Index Strategy MNV will never be less than the Index Strategy MNV.

Termination

This Endorsement terminates when the Contract to which it is attached terminates.

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Executed for Nationwide on the Date of Issue by:

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STRATEGY ENDORSEMENT SPECIFICATIONS PAGES

The table below lists all Strategies available under this Endorsement as of the Date of Issue and their applicable Crediting Factors. Please refer to the Contract Specifications Pages for the Strategies you elected.

Available Strategies and Crediting Factors

Strategy	Index	Length of Strategy Term (Years)	Participation Rate for First Strategy Term	Protection Level	Strategy Spread for First Strategy Term
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 1-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[AF Growth Fund of AM (F-3)]	1	[155%]	[100%]	[1.00%]]
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 1-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[AF Growth Fund of AM (F-3)]	1	[130%]	[100%]	[0.00%]]
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 1-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[AF Growth Fund of AM (F-3)]	1	[245%]	[95%]	[1.00%]]
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 1-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[AF Growth Fund of AM (F-3)]	1	[215%]	[95%]	[0.00%]]
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 1-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[AF Growth Fund of AM (F-3)]	1	[320%]	[90%]	[1.00%]]
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 1-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[AF Growth Fund of AM (F-3)]	1	[290%]	[90%]	[0.00%]]
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 3-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[AF Growth Fund of AM (F-3)]	3	[245%]	[100%]	[1.00%]]
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 3-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[AF Growth Fund of AM (F-3)]	3	[215%]	[100%]	[0.00%]]
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 3-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[AF Growth Fund of AM (F-3)]	3	[305%]	[95%]	[1.00%]]

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[[AMERICAN FUNDS GROWTH FUND OF AMERICA 3-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[AF Growth Fund of AM (F-3)]	3	[270%]	[95%]	[0.00%]]
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 3-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[AF Growth Fund of AM (F-3)]	3	[360%]	[90%]	[1.00%]]
[[AMERICAN FUNDS GROWTH FUND OF AMERICA 3-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[AF Growth Fund of AM (F-3)]	3	[320%]	[90%]	[0.00%]]
[[BLACKROCK SEL 1-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[BlackRock Select Factor]	1	[155%]	[100%]	[1.00%]]
[[BLACKROCK SEL 1-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[BlackRock Select Factor]	1	[130%]	[100%]	[0.00%]]
[[BLACKROCK SEL 1-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[BlackRock Select Factor]	1	[245%]	[95%]	[1.00%]]
[[BLACKROCK SEL 1-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[BlackRock Select Factor]	1	[215%]	[95%]	[0.00%]]
[[BLACKROCK SEL 1-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[BlackRock Select Factor]	1	[320%]	[90%]	[1.00%]]
[[BLACKROCK SEL 1-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[BlackRock Select Factor]	1	[290%]	[90%]	[0.00%]]
[[BLACKROCK SEL 3-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[BlackRock Select Factor]	3	[245%]	[100%]	[1.00%]]
[[BLACKROCK SEL 3-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[BlackRock Select Factor]	3	[215%]	[100%]	[0.00%]]
[[BLACKROCK SEL 3-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[BlackRock Select Factor]	3	[305%]	[95%]	[1.00%]]
[[BLACKROCK SEL 3-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[BlackRock Select Factor]	3	[270%]	[95%]	[0.00%]]
[[BLACKROCK SEL 3-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[BlackRock Select Factor]	3	[360%]	[90%]	[1.00%]]

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[[BLACKROCK SEL 3-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[BlackRock Select Factor]	3	[320%]	[90%]	[0.00%]]
[[JP MORGAN MOZAIC II 1-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[JP Morgan Mozaic II]	1	[170%]	[100%]	[1.00%]]
[[JP MORGAN MOZAIC II 1-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[JP Morgan Mozaic II]	1	[145%]	[100%]	[0.00%]]
[[JP MORGAN MOZAIC II 1-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[JP Morgan Mozaic II]	1	[270%]	[95%]	[1.00%]]
[[JP MORGAN MOZAIC II 1-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[JP Morgan Mozaic II]	1	[245%]	[95%]	[0.00%]]
[[JP MORGAN MOZAIC II 1-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[JP Morgan Mozaic II]	1	[360%]	[90%]	[1.00%]]
[[JP MORGAN MOZAIC II 1-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[JP Morgan Mozaic II]	1	[330%]	[90%]	[0.00%]]
[[JP MORGAN MOZAIC II 3-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[JP Morgan Mozaic II]	3	[265%]	[100%]	[1.00%]]
[[JP MORGAN MOZAIC II 3-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[JP Morgan Mozaic II]	3	[235%]	[100%]	[0.00%]]
[[JP MORGAN MOZAIC II 3-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[JP Morgan Mozaic II]	3	[330%]	[95%]	[1.00%]]
[[JP MORGAN MOZAIC II 3-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[JP Morgan Mozaic II]	3	[295%]	[95%]	[0.00%]]
[[JP MORGAN MOZAIC II 3-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[JP Morgan Mozaic II]	3	[400%]	[90%]	[1.00%]]
[[JP MORGAN MOZAIC II 3-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[JP Morgan Mozaic II]	3	[360%]	[90%]	[0.00%]]
[[MSCI EAFE 1-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[MSCI EAFE]	1	[55%]	[100%]	[1.50%]]
[[MSCI EAFE 1-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[MSCI EAFE]	1	[40%]	[100%]	[0.00%]]

ICC24-VAZZ-0235AO	12	(Compact-Standard) (10/2024)

[[MSCI EAFE 1-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[MSCI EAFE]	1	[75%]	[95%]	[1.50%]]
[[MSCI EAFE 1-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[MSCI EAFE]	1	[60%]	[95%]	[0.00%]]
[[MSCI EAFE 1-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[MSCI EAFE]	1	[90%]	[90%]	[1.50%]]
[[MSCI EAFE 1-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[MSCI EAFE]	1	[75%]	[90%]	[0.00%]]
[[MSCI EAFE 3-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[MSCI EAFE]	3	[90%]	[100%]	[1.50%]]
[[MSCI EAFE 3-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[MSCI EAFE]	3	[75%]	[100%]	[0.00%]]
[[MSCI EAFE 3-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[MSCI EAFE]	3	[105%]	[95%]	[1.50%]]
[[MSCI EAFE 3-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[MSCI EAFE]	3	[90%]	[95%]	[0.00%]]
[[MSCI EAFE 3-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[MSCI EAFE]	3	[120%]	[90%]	[1.50%]]
[[MSCI EAFE 3-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[MSCI EAFE]	3	[100%]	[90%]	[0.00%]]
[[S&P 500 1-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[S&P 500]	1	[50%]	[100%]	[1.50%]]
[[S&P 500 1-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[S&P 500]	1	[40%]	[100%]	[0.00%]]
[[S&P 500 1-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[S&P 500]	1	[65%]	[95%]	[1.50%]]
[[S&P 500 1-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[S&P 500]	1	[55%]	[95%]	[0.00%]]
[[S&P 500 1-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[S&P 500]	1	[75%]	[90%]	[1.50%]]
[[S&P 500 1-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[S&P 500]	1	[65%]	[90%]	[0.00%]]
[[S&P 500 3-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[S&P 500]	3	[75%]	[100%]	[1.50%]]

ICC24-VAZZ-0235AO	13	(Compact-Standard) (10/2024)

[[S&P 500 3-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[S&P 500]	3	[60%]	[100%]	[0.00%]]
[[S&P 500 3-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[S&P 500]	3	[85%]	[95%]	[1.50%]]
[[S&P 500 3-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[S&P 500]	3	[70%]	[95%]	[0.00%]]
[[S&P 500 3-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[S&P 500]	3	[95%]	[90%]	[1.50%]]
[[S&P 500 3-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[S&P 500]	3	[80%]	[90%]	[0.00%]]
[[S&P500 AVG DLY RISK CONTROL 10%USD PR 1-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[S&P Average Daily Risk Control 10%]	1	[65%]	[100%]	[1.00%]]
[[S&P500 AVG DLY RISK CONTROL 10%USD PR 1-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[S&P Average Daily Risk Control 10%]	1	[50%]	[100%]	[0.00%]]
[[S&P500 AVG DLY RISK CONTROL 10%USD PR 1-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[S&P Average Daily Risk Control 10%]	1	[90%]	[95%]	[1.00%]]
[[S&P500 AVG DLY RISK CONTROL 10%USD PR 1-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[S&P Average Daily Risk Control 10%]	1	[75%]	[95%]	[0.00%]]
[[S&P500 AVG DLY RISK CONTROL 10%USD PR 1-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[S&P Average Daily Risk Control 10%]	1	[110%]	[90%]	[1.00%]]
[[S&P500 AVG DLY RISK CONTROL 10%USD PR 1-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[S&P Average Daily Risk Control 10%]	1	[95%]	[90%]	[0.00%]]
[[S&P500 AVG DLY RISK CONTROL 10%USD PR 3-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[S&P Average Daily Risk Control 10%]	3	[100%]	[100%]	[1.00%]]
[[S&P500 AVG DLY RISK CONTROL 10%USD PR 3-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[S&P Average Daily Risk Control 10%]	3	[85%]	[100%]	[0.00%]]
[[S&P500 AVG DLY RISK CONTROL 10%USD PR 3-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[S&P Average Daily Risk Control 10%]	3	[115%]	[95%]	[0.00%]]

ICC24-VAZZ-0235AO	14	(Compact-Standard) (10/2024)

[[S&P500 AVG DLY RISK CONTROL 10%USD PR 3-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[S&P Average Daily Risk Control 10%]	3	[100%]	[95%]	[1.00%]]
[[S&P500 AVG DLY RISK CONTROL 10%USD PR 3-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[S&P Average Daily Risk Control 10%]	3	[125%]	[90%]	[1.00%]]

[[S&P500 AVG DLY RISK CONTROL 10%USD PR 3-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[S&P Average Daily Risk Control 10%]	3	[110%]	[90%]	[0.00%]]
[[SG MACRO COMPASS 1-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[Soc Gen Macro Compass]	1	[160%]	[100%]	[1.00%]]
[[SG MACRO COMPASS 1-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[Soc Gen Macro Compass]	1	[135%]	[100%]	[0.00%]]
[[SG MACRO COMPASS 1-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[Soc Gen Macro Compass]	1	[265%]	[95%]	[1.00%]]
[[SG MACRO COMPASS 1-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[Soc Gen Macro Compass]	1	[235%]	[95%]	[0.00%]]
[[SG MACRO COMPASS 1-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[Soc Gen Macro Compass]	1	[355%]	[90%]	[1.00%]]
[[SG MACRO COMPASS 1-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[Soc Gen Macro Compass]	1	[320%]	[90%]	[0.00%]]
[[SG MACRO COMPASS 3-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[Soc Gen Macro Compass]	3	[270%]	[100%]	[1.00%]]
[[SG MACRO COMPASS 3-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[Soc Gen Macro Compass]	3	[235%]	[100%]	[0.00%]]
[[SG MACRO COMPASS 3-YEAR STRATEGY W/95% PROTECTION LEVEL A]]	[Soc Gen Macro Compass]	3	[340%]	[95%]	[1.00%]]
[[SG MACRO COMPASS 3-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[Soc Gen Macro Compass]	3	[300%]	[95%]	[0.00%]]

ICC24-VAZZ-0235AO	15	(Compact-Standard) (10/2024)

[[SG MACRO COMPASS 3-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[Soc Gen Macro Compass]	3	[405%]	[90%]	[1.00%]]
[[SG MACRO COMPASS 3-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[Soc Gen Macro Compass]	3	[360%]	[90%]	[0.00%]]
[[ZEBRA EDGE 1-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[NYSE Zebra Edge]	1	[155%]	[100%]	[1.00%]]
[[ZEBRA EDGE 1-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[NYSE Zebra Edge]	1	[130%]	[100%]	[0.00%]]
[[ZEBRA EDGE 1-YEAR STRATEGY W/95% PROTECTION LEVEL A]]	[NYSE Zebra Edge]	1	[250%]	[95%]	[1.00%]]
[[ZEBRA EDGE 1-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[NYSE Zebra Edge]	1	[220%]	[95%]	[0.00%]]
[[ZEBRA EDGE 1-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[NYSE Zebra Edge]	1	[325%]	[90%]	[1.00%]]
[[ZEBRA EDGE 1-YEAR STRATEGY W/90% PROTECTION LEVEL B	[NYSE Zebra Edge]	1	[290%]	[90%]	[0.00%]]
[[ZEBRA EDGE 3-YEAR STRATEGY W/100% PROTECTION LEVEL A]	[NYSE Zebra Edge]	3	[235%]	[100%]	[1.00%]]
[[ZEBRA EDGE 3-YEAR STRATEGY W/100% PROTECTION LEVEL B]	[NYSE Zebra Edge]	3	[205%]	[100%]	[0.00%]]
[[ZEBRA EDGE 3-YEAR STRATEGY W/95% PROTECTION LEVEL A]	[NYSE Zebra Edge]	3	[290%]	[95%]	[1.00%]]
[[ZEBRA EDGE 3-YEAR STRATEGY W/95% PROTECTION LEVEL B]	[NYSE Zebra Edge]	3	[255%]	[95%]	[0.00%]]
[[ZEBRA EDGE 3-YEAR STRATEGY W/90% PROTECTION LEVEL A]	[NYSE Zebra Edge]	3	[335%]	[90%]	[1.00%]]
[[ZEBRA EDGE 3-YEAR STRATEGY W/90% PROTECTION LEVEL B]	[NYSE Zebra Edge]	3	[300%]	[90%]	[0.00%]]

ICC24-VAZZ-0235AO	16	(Compact-Standard) (10/2024)

Crediting Factor Guarantees for the Strategies

Minimum Strategy Term for all Strategies (Years): [1]

Maximum Strategy Term for all Strategies (Years): [3]

Minimum Participation Rate for all Strategies: [5]%

Maximum Strategy Spread Increase for all Strategies: [2]%1

Minimum Protection Level for all Strategies: [90]%

1 The Strategy Spread for a Strategy is guaranteed to never be greater than the Strategy’s initial Strategy Spread plus the Maximum Strategy Spread Increase.

Additional Information

Trading Cost Rate	[0.10	]%
Nonforfeiture Purchase Payment Factor:	87.5%
Index Strategy Minimum Nonforfeiture Rate [2,3]	[2.60	]%
Guaranteed Index Strategy Minimum Nonforfeiture Rate	[0.15	]%

2 The Index Strategy Minimum Nonforfeiture Rate is subject to redetermination on the sixth Contract Anniversary and then every two Contract Anniversaries thereafter. The Index Strategy Minimum Nonforfeiture Rate and the Nonforfeiture Purchase Payment Factor are only used to determine the minimum Surrender Value from the Strategies which offer Index Strategy MNV. The Index Strategy Minimum Nonforfeiture Rate is not a credited rate.

3 Subsequent rates may differ from the initial rates.

ICC24-VAZZ-0235AO	17	(Compact-Standard) (10/2024)

[The Index Strategies linked to The Growth Fund of America® from American Funds® are not market indexes. They are based on a retail mutual fund whose investment returns are used to determine the performance of the associated Index Strategies. You will not become a shareholder of the mutual fund by investing in the Index Strategies, nor will you have any voting, dividend, liquidation, or any other rights typically afforded to the mutual fund’s shareholders. American Funds’ The Growth Fund of America and its trademarks and data have been licensed for use by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company. All Capital Group trademarks mentioned are owned by The Capital Group Companies, Inc. (“Capital Group”) or an affiliated company or fund. All other company and product names mentioned are the property of their respective companies. This Product is not sponsored, endorsed, recommended, offered, sold, issued or promoted by Capital Group or any of its affiliates, or any of their respective third-party licensors. Capital Group has no obligation or liability in connection with the administration or marketing of this Product. Capital Group makes no representation or warranty, express or implied, to the owners of this Product or any member of the public regarding the suitability or advisability of investing in this Product or any Index Strategy. Capital Group has not prepared any part of this document and no statements made herein should be attributed to Capital Group.

The Product is not an investor in The Growth Fund of America, and The Growth Fund of America is managed by Capital Group without regard to Nationwide or the Product. Capital Group is not an investment adviser to, and owes no fiduciary duty to, Nationwide, the Product, or the owners of the Product. Capital Group is under no obligation to continue managing or sponsoring The Growth Fund of America and may change its investment strategies, portfolio management team, portfolio investments, or other features at any time without regard to Nationwide or the Product.

Past performance of The Growth Fund of America is not an indication or guarantee of future results, and there can be no assurance that The Growth Fund of America will provide positive investment returns. More information about the investment strategies and risks of The Growth Fund of America can be found in The Growth Fund of America’s prospectus.

Neither this document nor any other efforts by Nationwide or its affiliates to administer or market this Product or the Index Strategies associated with The Growth Fund of America is, or is intended to be, an offer to purchase shares of or otherwise invest in The Growth Fund of America.

[The BlackRock Select Factor Index (the “Index”) is a product of BlackRock Index Services, LLC and has been licensed for use by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (“Licensee”).

The Index does not guarantee future income or protect against loss of principal. There can be no assurance that an investment strategy or financial product based on or in any way tracking the Index will be successful. Indexes are unmanaged and one cannot invest directly in an index.

This Product is not sponsored, endorsed, marketed, sold, or distributed by BlackRock Index Services, LLC, BlackRock, Inc., or any of its affiliates, or any of their respective third party licensors (including the Index calculation agent, as applicable) (collectively, “BlackRock”). BlackRock makes no representation or warranty, express or implied, to the owners of this Product or any member of the public regarding the advisability of investing in this Product or the ability of the Index to meet its stated objectives. BlackRock’s only relationship to Licensee with respect to the Index is the licensing of the Index and certain trademarks of BlackRock. The Index is created, compiled, and calculated by BlackRock Index Services, LLC without regard to Licensee or this Product. BlackRock Index Services, LLC has no obligation to take the needs of Licensee or the owners of this Product into consideration in calculating the Index.

BlackRock is not responsible for and has not participated in the determination of the benefits and charges of this Product or the timing of the issuance or sale of this Product or in the determination or calculation of the equation by which this Product is to be converted into cash, surrendered or redeemed, as the case may be. BlackRock has no obligation or liability in connection with the administration of this Product. There is no assurance that products based on the Index will accurately track index performance or provide positive investment returns. BlackRock Index Services, LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by

ICC24-VAZZ-0235AO	18	(Compact-Standard) (10/2024)

BlackRock to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, BlackRock, Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to this Product currently being issued by Licensee, but which may be similar to and competitive with this Product. In addition, BlackRock, Inc. and its affiliates may trade financial products which are linked to the performance of the Index.

THE INDEX AND THE INDEX DATA ARE PROVIDED “AS-IS” AND “AS AVAILABLE”. BLACKROCK DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. BLACKROCK SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. BLACKROCK MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, TITLE, NON-INFRINGEMENT, OR AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THIS PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA CONTAINED THEREIN OR RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL BLACKROCK BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN BLACKROCK AND LICENSEE.

BlackRock®, BlackRock Select Factor Index, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. or its subsidiaries. All rights reserved.]

[The JP Morgan Mozaic II Index (“JPMorgan Index”) has been licensed to Nationwide Life Insurance Company (the “Licensee”) for the Licensee’s benefit. Neither the Licensee nor Nationwide Defined Protection Annuity 2.0 (the “Product”) is sponsored, operated, endorsed, sold or promoted by J.P. Morgan Securities LLC (“JPMS”) or any of its affiliates (together and individually, “JPMorgan”). JPMorgan makes no representation and no warranty, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a “Contract Owner”): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the JPMorgan Index in seeking to achieve any particular objective. It is for those taking an exposure to the Product and/or the JPMorgan Index to satisfy themselves of these matters and such persons should seek appropriate professional advice before making any investment. JPMorgan is not responsible for and does not have any obligation or liability in connection with the issuance, administration, marketing or trading of the Product. The publication of the JPMorgan Index and the referencing of any asset or other factor of any kind in the JPMorgan Index do not constitute any form of investment recommendation or advice in respect of any such asset or other factor by JPMorgan and no person should rely upon it as such. JPMorgan does not act as an investment adviser or investment manager in respect of the JPMorgan Index or the Product and does not accept any fiduciary duties in relation to the JPMorgan Index, the Licensee, the Product or any Contract Owner.

The JPMorgan Index has been designed and is compiled, calculated, maintained and sponsored by JPMorgan without regard to the Licensee, the Product or any Contract Owner. The ability of the Licensee to make use of the JPMorgan Index may be terminated on short notice and it is the responsibility of the Licensee to provide for the consequences of that in the design of the Product. JPMorgan does not accept any legal obligation to take the needs of any person who may invest in a Product into account in designing, compiling, calculating, maintaining or sponsoring the JPMorgan Index or in any decision to cease doing so.

JPMorgan does not give any representation. warranty or undertaking, of any type (whether express or implied, statutory or otherwise) in relation to the JPMorgan Index, as to condition, satisfactory quality, performance or fitness for purpose or as to the results to be achieved by an investment in the Product or any data included in or omissions from the JPMorgan Index, or the use of the JPMorgan Index in connection with the Product or the veracity, currency, completeness or accuracy of the information on which the JPMorgan Index is based (and without limitation.

ICC24-VAZZ-0235AO	19	(Compact-Standard) (10/2024)

JPMorgan accepts no liability to any Contract Owner for any errors or omissions in that information or the results of any interruption to it and JPMorgan shall be under no obligation to advise any person of any such error, omission or interruption). To the extent any such representation, warranty or undertaking could be deemed to have been given by JPMorgan, it is excluded save to the extent that such exclusion is prohibited by law. To the fullest extent permitted by law. JPMorgan shall have no liability or responsibility to any person or entity (including, without limitation, to any Contract Owners) for any losses, damages, costs, charges, expenses or other liabilities howsoever arising. including, without limitation, liability for any special, punitive, indirect or consequential damages (including loss of business or loss of profit, loss of time and loss of goodwill), even if notified of the possibility of the same, arising in connection with the design, compilation, calculation, maintenance or sponsoring of the JPMorgan Index or in connection with the Product.

The JPMorgan Index is the exclusive property of JPMorgan. JPMorgan is under no obligation to continue compiling, calculating, maintaining or sponsoring the JPMorgan Index and may delegate or transfer to a third party some or all of its functions in relation to the JPMorgan Index.

JPMorgan may independently issue or sponsor other indices or products that are similar to and may compete with the JPMorgan Index and the Product. JPMorgan may also transact in assets referenced in the JPMorgan Index (or in financial instruments such as derivatives that reference those assets). It is possible that these activities could have an effect (positive or negative) on the value of the JPMorgan Index and the Product.

Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.]

[THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY NATIONWIDE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE

ICC24-VAZZ-0235AO	20	(Compact-Standard) (10/2024)

MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

[The “S&P 500” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Nationwide Life Insurance Company. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide Life Insurance Company. It is not possible to invest directly in an index.

Nationwide Defined Protection Annuity 2.0 is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). Neither S&P Dow Jones Indices make any representation or warranty, express or implied, to the owners of the Nationwide Defined Protection Annuity 2.0 or any member of the public regarding the advisability of investing in securities generally or in Nationwide Defined Protection Annuity 2.0 particularly or the ability of the S&P 500 to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Nationwide Life Insurance Company with respect to the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide Life Insurance Company or the Nationwide Defined Protection Annuity 2.0. S&P Dow Jones Indices have no obligation to take the needs of Nationwide Life Insurance Company or the owners of Nationwide Defined Protection Annuity 2.0 into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Nationwide Defined Protection Annuity 2.0. There is no assurance that investment products based on the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE LIFE INSURANCE COMPANY, OWNERS OF THE NATIONWIDE DEFINED PROTECTION ANNUITY 2.0, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE LIFE INSURANCE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

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[The “S&P 500 Average Daily Risk Control 10%” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Nationwide Life Insurance Company. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide Life Insurance Company. It is not possible to invest directly in an index. Nationwide Defined Protection Annuity 2.0 are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). Neither S&P Dow Jones Indices make any representation or warranty, express or implied, to the owners of the Nationwide Defined Protection Annuity 2.0 or any member of the public regarding the advisability of investing in securities generally or in Nationwide Defined Protection Annuity 2.0 particularly or the ability of the S&P 500 Average Daily Risk Control 10% to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Nationwide Life Insurance Company with respect to the S&P 500 Average Daily Risk Control 10% is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Average Daily Risk Control 10% is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide Life Insurance Company or the Nationwide Defined Protection Annuity 2.0. S&P Dow Jones Indices have no obligation to take the needs of Nationwide Life Insurance Company or the owners of Nationwide Defined Protection Annuity 2.0 into consideration in determining, composing or calculating the S&P 500 Average Daily Risk Control 10%. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Nationwide Defined Protection Annuity 2.0. There is no assurance that investment products based on the S&P 500 Average Daily Risk Control 10%will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 AVERAGE DAILY RISK CONTROL 10% OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE LIFE INSURANCE COMPANY, OWNERS OF THE NATIONWIDE DEFINED PROTECTION ANNUITY 2.0, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 AVERAGE DAILY RISK CONTROL 10% OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE LIFE INSURANCE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

[The SG Macro Compass Index (the “Index”) is the exclusive property of SG Americas Securities, LLC (SG Americas Securities, LLC, together with its affiliates, “SG”). SG has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC (“S&P”) to maintain and calculate the Index. “SG Americas Securities, LLC”, “SGAS”, “Société Générale”, “SG”, “Société Générale Indices”, “SGI”, and “SG Macro Compass Index” (collectively, the “SG Marks”) are trademarks or service marks of SG. SG has licensed use of the SG Marks to Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (collectively, “Nationwide”) for use in certain life

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insurance and annuities offered by Nationwide (the “Products”). With respect to the Products, SG’s sole contractual relationship with Nationwide is to license the Index and the SG Marks to Nationwide. None of SG, S&P, or other third party licensor (collectively, the “Index Parties”) to SG is acting, or has been authorized to act, as an agent of Nationwide or has in any way sponsored, promoted, solicited, negotiated, endorsed, offered, sold, issued, supported, structured or priced any Products or provided investment advice to Nationwide.

No Index Party has passed on the legality or suitability of, or the accuracy or adequacy of the descriptions and disclosures relating to, the Products, including those disclosures with respect to the Index. The Index Parties make no representation whatsoever, whether express or implied, as to the advisability of purchasing, selling or holding any product linked to the Index, including the Products, or the ability of the Index to meet its stated objectives, including meeting its target volatility. The Index Parties have no obligation to, and will not, take the needs of Nationwide or any Product owner into consideration in determining, composing or calculating the Index. The selection of the Index as a crediting option under a Product does not obligate Nationwide or SG to invest life insurance premium or annuity premium payments in the components of the Index.

THE INDEX PARTIES MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE), WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN OR RELATING THERETO, AND IN PARTICULAR DISCLAIM ANY GUARANTEE OR WARRANTY EITHER AS TO THE QUALITY, ACCURACY, TIMELINESS AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN, THE RESULTS OBTAINED FROM THE USE OF THE INDEX AND/OR THE CALCULATION OR COMPOSITION OF THE INDEX, OR CALCULATIONS MADE WITH RESPECT TO ANY PRODUCT AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE OR OTHERWISE. THE INDEX PARTIES SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR OR OMISSION IN THE INDEX OR IN THE CALCULATION OF THE INDEX, AND THE INDEX PARTIES ARE UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN, OR FOR ANY INTERRUPTION IN THE CALCULATION OF THE INDEX. NO INDEX PARTY SHALL HAVE ANY LIABILITY TO ANY PARTY FOR ANY ACT OR FAILURE TO ACT BY THE INDEX PARTIES IN CONNECTION WITH THE DETERMINATION, ADJUSTMENT OR MAINTENANCE OF THE INDEX. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL AN INDEX PARTY HAVE ANY LIABILITY FOR ANY DIRECT DAMAGES, LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No Index Party is a fiduciary or agent of any purchaser, seller or holder of a Product. None of SG, S&P, or any third party licensor shall have any liability with respect to the Products in which an interest crediting option is based is on the Index, nor for any loss relating to the Products, whether arising directly or indirectly from the use of the Index, its methodology, any SG Mark or otherwise. No Index Party has any obligation to make payments under the Products.

In calculating the performance of the Index, SG deducts fixed transaction and replication costs, each calculated and deducted on a daily basis. The transaction and replication costs cover, among other things, rebalancing and replication costs. The total amount of transaction and replication costs is not predictable and will depend on a number of factors, including the leverage of the Index, which may be as high as 200%, the performance of the indexes underlying the Index, market conditions and the changes in the macro regimes, among other factors. The transaction and replication costs, which are increased by the Index’s leverage, will reduce the potential positive change in the Index and increase the potential negative change in the Index. While the volatility control applied by the Index may result in less fluctuation in rates of return as compared to indices without volatility controls, it may also reduce the overall rate of return as compared to products not subject to volatility controls.]

[The mark NYSE® is a registered trademark of NYSE Group, Inc., Intercontinental Exchange, Inc. or their affiliates and is being utilized by ICE Data Indices, LLC under license and agreement. The marks Zebra® and Zebra Edge® are registered trademarks of Zebra Capital Management, LLC, may not be used without prior authorization from Zebra Capital Management, LLC, and are being utilized by ICE Data Indices, LLC under license and agreement.

ICE Data Indices, LLC owns all intellectual and other property rights to the NYSE® Zebra Edge® Index (the “Index”), including the composition and the calculation of the Index, excluding the methodology and formula for the Index.

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Zebra Capital Management, LLC owns all intellectual and other property rights to the methodology and formula for the Index, which are being used by ICE Data Indices, LLC under license from Zebra Capital Management, LLC (together with its subsidiaries and affiliates, “Zebra”).

The Index has been licensed by ICE Data Indices, LLC (together with its subsidiaries and affiliates, “IDI”) to UBS AG and sub-licensed by UBS AG (together with its subsidiaries and affiliates, “UBS”) to Nationwide Life Insurance Company (“Nationwide”). Neither Nationwide nor the Nationwide Defined Protection Annuity 2.0 (the “Product”) is sponsored, operated, endorsed, recommended, sold or promoted by Zebra, IDI or UBS. Neither Zebra, IDI nor UBS makes any representation or gives any warranty, express or implied, regarding the advisability or possible benefits of purchasing the Product or any other financial product. Clients should undertake their own due diligence and seek appropriate professional advice before purchasing any financial product, including the Product.

The Index and other information disseminated by IDI are for informational purposes only, are provided on an “as is” basis, and are not intended for trading purposes. Neither Zebra nor IDI makes any warranty, express or implied, as to, without limitation, (i) the correctness, accuracy, reliability or other characteristics of the Index, (ii) the results to be obtained by any person or entity from the use of the Index for any purpose, or (iii) relating to the use of the Index and other information covered by the Product, including, but not limited to, express or implied warranties of merchantability, fitness for a particular purpose or use, title or non-infringement. IDI does not warrant that the Index will be uninterrupted and is under no obligation to continue compiling, calculating, maintaining or sponsoring the Index.

The Index (including the methodology(ies) and formula(s) therefor) has been designed and is compiled, calculated, maintained and sponsored without regard to any financial products that reference the Index (including the Product), any licensee, sub-licensor or sub-licensee of the Index, any client or any other person. Zebra, IDI and UBS may independently issue and/or sponsor other indices and products that are similar to and/or may compete with the Index and the Product. Zebra, IDI and UBS may also transact in assets referenced in the Index (or in financial instruments such as derivatives that reference those assets), including those which could have a positive or negative effect on the value of the Index and the Product.

None of Zebra, IDI or UBS shall bear any responsibility or liability, whether for negligence or otherwise, with respect to (i) any inaccuracies, omissions, mistakes or errors in the methodology(ies) or formula(s) for, or computation of, the Index (and shall not be obligated to advise any person of and/or to correct any such inaccuracies, omissions, mistakes or errors), (ii) the use of and/or reference to the Index by Zebra, IDI, UBS or any other person in connection with any financial product or otherwise, or (iii) any economic or other loss which may be directly or indirectly sustained by any client or other person dealing with any such financial product or otherwise. Any client or other person dealing with such financial products does so, therefore, in full knowledge of this disclaimer and can place no reliance whatsoever on Zebra, IDI or UBS nor bring claims, actions or legal proceedings in any manner whatsoever against any of them].

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